Exhibit 10.10

                           DEFERRED BENEFIT AGREEMENT
                                    BETWEEN
                          THE ZIEGLER COMPANIES, INC.
                                      AND
                                JOHN J. MULHERIN

     THIS AGREEMENT, effective as of March 19, 2002 (the "Effective Date"), is by and between The Ziegler Companies, Inc., a Wisconsin corporation (the "Company") and John J. Mulherin (the "Executive"), parties to this Agreement.

                                    RECITALS

     WHEREAS, the Executive is a key employee performing valuable services for a wholly owned subsidiary of the Company, and the Company desires to retain the Executive in such service; and

     WHEREAS, it is to the mutual benefit of both parties to this Agreement that the relationship continue and that the Executive continue to contribute to the operation of the Company's affiliate, and

     WHEREAS, the Company desires to reward the Executive for his past service, loyalty and counsel, and wishes to provide an inducement to encourage Executive's continued efforts on behalf of the Company's affiliate by agreeing to issue shares of the Company's common stock to the Executive as of January 31, 2005 and by paying Executive a special recognition award, also as of January 31, 2005.

                                   AGREEMENT

     NOW, THEREFORE, the Company and the Executive agree, in consideration of the mutual promises set forth in this Agreement, as follows:

     1.   Deferred Restricted Stock and Special Recognition Award.  As of the
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          Effective Date, the Company shall recognize an obligation to issue to the Executive, in accordance with Section 2 of the Agreement, 5,000 shares of the Company's common stock (the "Deferred Restricted Stock"), as of January 31, 2005. In addition, as of the Effective Date, the Company shall recognize an obligation to pay to the Executive, in accordance with Section 2 of the Agreement, a special recognition award of $55,000 (the "Special Recognition Award"), as of January 31, 2005.

     2.   Issuance of Deferred Restricted Stock and Payment of Special
          ------------------------------------------------------------
          Recognition Award.  Effective as of January 31, 2005, the Company
          -----------------
          shall issue to the Executive the Deferred Restricted Stock, and shall pay to the Executive the Special Recognition Award, promised under
          Section 1 of the Agreement. The issuance of such Deferred Restricted Stock to the Executive shall occur in a single issuance of shares on January 31, 2005. The Special Recognition Award promised under
          Section 1 of this Agreement shall be paid to the Executive in a single sum on January 31, 2005. Notwithstanding the foregoing, the Deferred Restricted Stock and Special Recognition Award promised under Section 1 of this Agreement shall be issued or paid, whichever is applicable, to the Executive (or in the event of the Executive's death, to the Executive's designated beneficiary) as soon as practicable after the Executive's death, disability (as defined in Section 22(e)(3) of the Internal Revenue Code), termination of employment by the Company and all affiliates, or upon a "change of control" of the Company, if such death, disability, termination of employment by the Company and all affiliates, or "change of control" occurs before January 31, 2005.
          For this purpose, "change of control" means: (a) a sale of over 50% of the stock of the Company measured in terms of voting power, other than in a public offering or in connection with the acquisition by the Company of a business filing reports under Section 13 or 15(d) of the Securities Exchange Act of 1934; or (b) the sale by the Company of over 50% of its business or assets in one or more transactions over a consecutive 12 month period; or (c) a merger or consolidation by the Company with or into any other corporation or entity such that the Company's shareholders prior to the transaction or transactions do not own at least 50% of the surviving entity measured in terms of voting power.

          At the Company's option, the Shares of Deferred Restricted Stock to be issued to the Executive under this Agreement may be authorized but as yet unissued shares, treasury shares or shares of the Company's common stock acquired on the open market.

     3.   No Trust Created.  Nothing in this Agreement, and no action taken
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          pursuant to the provisions of this Agreement, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Executive, his designated beneficiary or any other person. The right of any person to receive Deferred Restricted Stock and/or the Special Recognition Award under the provisions of this Agreement shall be an unsecured claim against the Company, and no person shall by virtue of the provisions of this Agreement have any interest in such Deferred Restricted Stock or Special Recognition Award. To the extent that any person acquires a right to receive benefits under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

     4.   Designated Beneficiary.  The Executive shall designate one or more
          ----------------------
          beneficiaries to receive any stock and cash benefits under this Agreement in the event of the Executive's death prior to issuance or payment, whichever is applicable. The Executive may change the designated beneficiary at any time by filing a new beneficiary designation with the Company in a form as prescribed by the Company. The beneficiary designation form on file with the Company at the Executive's death shall be controlling. If the Executive fails to validly designate a beneficiary, any Deferred Restricted Stock to be issued and Special Recognition Award to be paid after the death of the Executive shall be issued and paid to the Executive's estate.

     5.   Assignment Prohibited.  The benefits promised hereunder may not be
          ---------------------
          sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

     6.   Dividends, Other Distributions.  Prior to the issuance of Deferred
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          Restricted Stock hereunder, the Company shall make cash payments to the Executive in amounts equal to the dividends the Executive would have been entitled to receive had he been the actual owner of 5,000 shares of the Company's common stock. Such cash payments will be made at approximately the same time as dividends are paid on the Company's common stock. Except as provided in this Section 6 and except as provided in Section 9, prior to the issuance of the Deferred Restricted Stock, the Executive shall be entitled to no other distributions which may be paid with respect to the Company's common stock.

     7.   Binding Agreement.  This Agreement constitutes the entire agreement
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          between the parties, may be amended only in writing with the consent of both parties, and shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns, including any successor of the Company resulting from a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     8.   Withholding.
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          (a)  The Company shall have the power and the right to deduct or withhold, or require the Executive to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Executive's FICA obligations) required by law to be withheld with respect to any taxable event occurring in connection with the issuance of Deferred Restricted Stock and the payment of the Special Recognition Award hereunder.

          (b) With respect to any withholding required upon the issuance of Deferred Restricted Stock, the Executive may elect, subject to the approval of the Company, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Deferred Restricted Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory tax liability which could be imposed on the transaction. Any election shall be irrevocable, made in writing, and signed by the Executive.

     9.   Adjustments in Deferred Restricted Stock Shares.  In the event of any
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          merger, reorganization, consolidation, recapitalization, separation, liquidation, partial liquidation, stock dividend, extra-ordinary dividend, split-up, spin-off, share combination, or other change in the corporate structure of the Company which affects the Company's common stock, an appropriate and equitable adjustment shall be made in the number of shares of Deferred Restricted Stock, to prevent dilution or enlargement of rights and to preserve the benefit of the Agreement to the Company and the Executive.

     10.  Impact on Other Benefits.  Neither the promise to issue Deferred
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          Restricted Stock or to pay the Special Recognition Award, nor the
          issuance or payment of such Deferred Restricted Stock and Special Recognition Award under this Agreement, shall be taken into account in determining the Executive's benefits under any other pension, profit sharing, deferred compensation or welfare benefit plan or program maintained by the Company or any affiliate, unless specifically provided to the contrary in such other plan or program.

     11.  Executive's Employment.  Nothing in this Agreement shall interfere
          ----------------------
          with or limit in any way the right of the Company or any affiliate to terminate the Executive's employment at any time, nor confer upon the Executive any right to continue in the employ of the Company for any given period or upon any specific terms or conditions.

     12.  Governing Law.  This Agreement shall be construed in accordance with
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          and governed by the internal laws of the State of Wisconsin to the extent not preempted by federal law.

     13.  Requirements of Law.  The issuance of Deferred Restricted Stock and
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          the payment of the Special Recognition Award under this Agreement shall be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required, and the parties shall make a good faith effort to implement this Agreement in compliance with such applicable laws, rules, regulations and approvals.

     14.  Accounting Treatment.  The parties intend that the issuance of
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          Deferred Restricted Stock under this Agreement result in fixed, rather than variable, accounting treatment to the Company and shall implement this Agreement in a manner consistent with such intent.

     IN WITNESS WHEREOF, the parties have executed this Agreement on this 4th day of June, 2002, to be effective as of the Effective Date first above written.

                                   THE ZIEGLER COMPANIES, INC.

                                   By:  /s/ Charles O'Meara
                                      --------------------------

                                   Title:  Sr. VP & Gen Counsel
                                           ---------------------

                                   EXECUTIVE:

                                   /s/ John J. Mulherin
                                   -----------------------------
                                   John J. Mulherin